UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                        Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-12

THE FEMALE HEALTH COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Important Message for FHCO Stockholders

Vote Today: O.B. Parrish, FHC chairman and CEO, and the FHC Board of Directors recommend that you vote FOR all proposals for the proposed transaction with APP.

Dear Fellow Stockholder:

Our records show that you may not have voted on the proposals for the proposed merger transaction between The Female Health Company (FHC) and Aspen Park Pharmaceuticals, Inc. (APP). If you have done so, thank you for your vote. If not, let us remind you that there are a several ways to vote:

1.	Through the Internet, by visiting a website established for that purpose at www.proxyvote.com and following the instructions;

2.	By calling the toll-free number 1-800-690-6903 in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions; or

3.	By returning the enclosed proxy card in the provided return envelope (which is postage paid if mailed in the United States).

We need your vote. For your vote to count, you must vote by proxy before, or in person at, the special meeting of stockholders on September 20, 2016. Any shares for which votes are not cast will have the same effect as voting against the proposed merger transaction and certain other proposals on the meeting’s agenda.

If you haven’t received your proxy materials and voting instructions either electronically or in the mail, we urge you to contact your broker if you have one. Alternatively please feel free to contact Michele Greco at The Female Health Company, 312-213-9859, mgreco@femalehealthcompany.com, and we will make certain that you get the proxy materials and voting instructions.

If you need additional assistance, please contact FHC’s proxy solicitor:

D.F. King & Co, Inc.

Toll-Free: 866-751-6309

Vote Your Shares Today!

As a reminder, on April 6, 2016, FHC announced that it entered into a definitive merger agreement with APP, a privately held therapeutics company focused on the development and commercialization of pharmaceutical and consumer health products for men’s and women’s health and oncology.

Key Milestone Achieved: We have already achieved a key milestone predicted for the proposed merged company. FDA has agreed that Tamsulosin DRS qualifies for the accelerated 505(b)(2) NDA (new drug application) regulatory approval pathway. Tamsulosin DRS is a proprietary medication for the treatment of benign prostatic hyperplasia (BPH), a billion dollar plus market. This is excellent news because the 505(b)(2) regulatory approval pathway significantly reduces the time, investment and risk in obtaining FDA approval. We plan to submit the NDA for Tamsulosin DRS in 2017 and, if approved, launch the product in early 2018.

Special Meeting Date: September 20, 2016

Your Vote is Important: Whether or not you attend the special meeting, we urge you to submit your vote once you have reviewed the final definitive statement.

In Case You Missed It:

The Female Health Company to Merge with Aspen Park Pharmaceuticals –

Creating a Leading Men’s and Women’s Health and Oncology Company and

Positioning The Female Health Company and Its Investors for Significant Immediate

Value and Near-Term Revenue Potential.

Benefits of this Transaction for FHCO Stockholders

After FHC investigated more than 100 potential diversification opportunities, the FHC Board selected the proposed merger with APP as a remarkable opportunity because:

•	The addition of APP’s high potential, multiple product portfolio provides stockholders with the potential for significant return;

•	The product portfolio includes proprietary products with the potential for significant competitive advantages, three of which are subject to the potentially less risky, less costly and more rapid 505(b)(2) pathway for FDA regulatory approval and market introduction;

•	It provides an experienced management team led by Mitchell Steiner, MD, as President and CEO of the merged company; and

•	At the same time, it mitigates the risk of FHC being a single product company and complements FC2’s market opportunity.

Joining FHC and APP Enhances Both Short- and Long-Term Stockholder Value

•	Combined portfolio of products and expertise establishes the new company as a leader in men’s and women’s health care;

•	Complementary diversification strategy with multiple shots on goal;

•	Deep value, opportunistic, late stage development and near-term products for large markets;

•	Portfolio potentially less risky than other early-stage biopharmaceutical companies due to 505(b)(2) FDA pathway for three of the product candidates;

•	Women’s Health Division: Expand existing, profitable business; begin development of newly acquired oncology pharmaceutical products for breast and ovarian cancer;

•	Men’s Health Division: Create a business unit focused on male health, especially in the areas of benign prostatic hyperplasia, male infertility, hot flashes in men on prostate cancer therapy, gout and advanced prostate cancer; augment with the commercialization of consumer health products for premature ejaculation and sexual health vitamin supplements;

•	A financially strong company that is unique for this stage of development in that it has revenue and earnings, no debt, and is cash flow positive; and

•	A multi-product portfolio of promising potential products to provide near and future upside to stockholders.

Your Vote is Important!

•	Vote FOR adding a deep pipeline of multiple multi-billion dollar product opportunities

•	Vote FOR positioning FHC for continued long term growth and success

•	Vote FOR augmenting management team and board with extensive expertise

•	Vote FOR a stronger FHC with an improved outlook

•	Vote FOR mitigating risks associated with being a single product company

Forward-Looking Statements

This letter contains forward-looking statements, including those regarding the proposed merger transaction between FHC and APP and the integration of our two businesses and those regarding the timing and process for regulatory approval of APP’s Tamsulosin DRS. These statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to secure approval by a two-thirds vote of FHC’s stockholders; risks that the proposed transaction could disrupt current plans and operations; costs, fees and expenses related to the proposed transaction; risks related to the development of APP’s product portfolio, including regulatory approvals and time and cost to bring to market; risks relating to the ability of the combined company to obtain sufficient financing on acceptable terms when needed to fund development and company operations; the risk that, even if it is completed, we may not realize the expected benefits from the transaction; and other risks described in FHC’s filings with the SEC, including our Annual Report on Form 10-K for the year ended September 30, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2015, March 31, 2016 and June 30, 2016. These documents are available on the “SEC Filings” section of our website at http://fhcinvestor.com. All forward-looking statements are based on information available to us as of the date hereof, and FHC does not assume any obligation and does not intend to update any forward-looking statements, except as required by law.

Additional Information about the Proposed Transaction and Where You Can Find It

FHC filed a definitive proxy statement with the SEC relating to a solicitation of proxies from its shareholders in connection with a special meeting of shareholders of FHC to be held for the purpose of voting on matters relating to the proposed transaction. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, FHC SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by FHC with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of FHC may obtain free copies of the documents filed with the SEC by contacting FHC’s Chief Financial Officer at (312) 595-9123, or by writing to Chief Financial Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654.